Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.

     The undersigned, for the purposes of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:

     FIRST: The name of the corporation is BIO-TECHNOLOGY GENERAL CORP. (hereinafter referred to as the “Corporation”).

     SECOND: The address of the Corporation’s registered office in Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, and the par value of each of such shares shall be One Cent ($ .01) per share.

     FIFTH: The name and mailing address of the incorporator is:

Name	Mailing Address
Randy F. Rock	c/o Reavis & McGrath
345 Park Avenue
New York, New York 10154

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make alter or repeal the by-laws of the Corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of June, 1980.

(L.S.)
/s/ Randy F. Rock

Randy F. Rock

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BIO-TECHNOLOGY GENERAL CORP.

     BIO-TECHNOLOGY GENERAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

     FIRST:         The Board of Directors of the Corporation, by unanimous written consent, has duly adopted the amendment to the Corporation’s Certificate of Incorporation set forth below.

     SECOND:    Said Amendment amends Article Fourth of Corporation’s the Corporation’s Certificate of Incorporation to read in its entirety as follows:

“FOURTH: (1)     The total number of shares of stock which the Corporation is authorized to issue is Nine Million (9,000,000) shares, each with par value of One Cent ($ .01), and Five Million (5,000,000) shares thereof shall be Common Stock and Four Million (4,000,000) shares thereof shall be Preferred Stock.

                     (2)     The shares of Preferred Stock shall have such designations, voting powers, preferences, and relative, participating, optional, or special rights, and the qualifications, limitations, or restrictions thereon as shall be fixed by resolution of the Board of Directors.”

THIRD: The Corporation has not received any payment for any of its stock.

FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Bio-Technology General Corp. has caused this certificate to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary, this 21st day of November, 1980.

BIO-TECHNOLOGY GENERAL CORP.

[ SEAL ]	By:	s/ Frederick R. Adler
President

ATTEST:

s/ A.C. Paterson
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BIO-TECHNOLOGY GENERAL CORP.

     Bio-Technology General Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”), DOES HEREBY CERTIFY:

     FIRST: Articles FIRST and SECOND of the Certificate of Incorporation of the Corporation is hereby amended and replaced in its entirety with the following:

“FIRST: The name of the corporation is Savient Pharmaceuticals, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”

     SECOND: The Certificate of Amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: The Certificate of Amendment herein certified was duly adopted at the annual meeting of the stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute voted in favor of the amendment to the Corporation’s Certificate of Incorporation.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be signed, under penalties of perjury, and the facts stated herein are true and correct.

Dated:      June 23, 2003

SAVIENT PHARMACEUTICALS, INC.

By: /s/ Robert M. Shaw
Name: Robert M. Shaw
Title: Executive Vice President and
Chief Administrative Officer

Attest:

/s/ Rhonda De Stefano
Rhonda De Stefano, Esq.